Exhibit 10.15

DISTRIBUTORSHIP AGREEMENT

THIS DISTRIBUTORSHIP AGREEMENT is made and entered into by and between WORLDWIDE PRODUCTS DISTRIBUTION, INC. (hereinafter referred to as the “Company”), a corporation organized and existing under the laws of the State of California, and CNO Chinese Obagi Corporation, a corporation organized and existing under the laws of California and having its principal place of business of at 4930 Fiesta Ave., Temple City, CA 91780 hereinafter referred to as the “Distributor”.

W I T N E S S E T H:

WHEREAS, the Company desires to promote the distribution, sale and use of the Products (defined in Section 1.2 hereof) in the Territory (defined in Section 1.3 hereof) and is willing to appoint the Distributor as its exclusive distributor of the Products in the Territory, on the terms and conditions set forth hereinafter;

WHEREAS, the Distributor desires to be appointed as such exclusive distributor, on the terms and conditions set forth hereinafter; and

WHEREAS, the Company and the Distributor have engaged in extensive negotiations over the terms and conditions set forth hereinafter and each of them, after careful consideration in conjunction with legal counsel, is willing and able to enter into an exclusive distributorship arrangement, on such terms and conditions;

NOW, THEREFORE, in consideration of the premises set forth above and the mutual promises hereinafter contained, the parties hereto agree as follows:

ARTICLE 1. APPOINTMENT

Section 1.1                               Appointment and Acceptance of Appointment. The Company appoints the Distributor, and the Distributor accepts appointment, as the Company’s exclusive distributor to promote, distribute and sell the Products (defined in Section 1.2 hereof) in the Territory (defined in Section 1.3 hereof); provided, however, that if, at any time during the term hereof, Section 1.6 hereof should be deemed to be invalid or unenforceable in the Territory, then the Distributor shall thereafter cease to be an exclusive distributor of the Products, shall become a non-

exclusive distributor, and the Company shall be entitled to make sales itself or to appoint other distributors of the Products in the Territory.

Section 1.2                                Products. The Distributor is authorized to promote, distribute and sell in the Territory only those products specified in Schedule A attached hereto and incorporated herein, as such Schedule A may be amended in writing by the parties hereto from time to time during the term hereof (all of such products hereinafter collectively referred to as the “Products”). The Company reserves the right, with respect to any of the Company’s products other than the Products, to make direct sales in the Territory or to appoint other distributors in the Territory.

Section 1.3                                Territory. The territory in which the Distributor is authorized to solicit customers of the Products is limited to the geographic area(s) specified in Schedule B attached hereto and incorporated herein, as such Schedule B may be amended in writing by the parties hereto from time to time during the term hereof (hereinafter referred to as the “Territory”), and does not include any other place in the world. The Distributor shall not actively solicit sales of the Products outside the Territory and shall not establish any branch or maintain any distribution depot or warehouse outside the Territory for the Products, except with the prior written consent of the Company, which may be granted or denied in the Company’s sole discretion.

Section 1.4                                Restrictions on Authority. For all purposes under this Agreement, the Distributor is an independent contractor and shall not be deemed to be an employee, agent, partner or legal representative of the Company. This Agreement does not grant, and the Distributor shall not have, any authority, express or implied, to create or assume any obligation, enter into any agreement, make any representation or warranty, file any document with any governmental body or serve or accept legal process on behalf of the Company, to settle any claim by or against the Company, or to bind or otherwise render the Company liable in any way in the Territory or anywhere else in the world, without the prior express written consent of the Company. The Distributor shall purchase the Products for its own account from the Company and shall re-sell the Products for its own account in the Territory.

Section 1.5                                Employees of Distributor. The Distributor shall be responsible for the selection, training and supervision of, and the payment of remuneration and benefits to, its employees who assist it in the performance of its obligations hereunder and in no event shall the Company have any obligation to, or authority over, such employees of the Distributor.

Section 1.6                                Non-competition.

1.6.1                                   The Distributor shall use its best efforts to attain and sustain maximum sales of the Products in the Territory and shall refrain from diminishing or otherwise weakening the Company’s rights by engaging in any activities whatsoever in the Territory that might reasonably be deemed as injurious to the sales potential of the Products in the Territory.

1.6.2                                   The Distributor represents and warrants to the Company that, as of the Effective Date of this Agreement (as defined in Article 17 hereof), the Distributor is not, directly or indirectly, acting as an agent, representative or distributor in the Territory for, and is not, directly or indirectly, selling or distributing in the Territory, any products that are similar to or competitive with the Products. Furthermore, during the term of this Agreement, the Distributor shall not, directly or indirectly, act as an agent, representative or distributor in the Territory for, and shall not, directly or indirectly, design, develop, manufacture, license, promote, sell or distribute in the Territory, any products that are similar to or competitive with the Products.

1.6.3                                   The Distributor agrees that any breach by it of its obligations under this Section 1.6 shall be just cause for termination under Section 18.3 hereof.

ARTICLE 2. TERMS OF SALE

Section 2.1                                Purchase Orders. In making its purchases of the Products from the Company, the Distributor shall submit written purchase orders to the Company at the address set forth in Article 15 below, which the Company may, in its sole discretion, accept or reject, in whole or in part, for any one of the following reasons: the Company is unable to fill a purchase order due to commercial reasons; the Company has experienced an event of force majeure as defined in Article 14; the Company has decided to cease manufacturing the Products or to cease selling the Products in the Territory; the order(s) contain terms or conditions inconsistent with the terms of this Agreement or the course of dealing between the parties hereto or violative of applicable law; or if the Company determines that fulfilling the order would cause the Company to be in breach of any other contract, order, judgment, decree or other authority to which it is a party or by which it is bound. The Company reserves the right to distribute unusually large orders over an extended period of time. The Company may, in its sole discretion, determine whether an order is unusually large and what extended shipment period is appropriate. The Company may, in its sole discretion, accept and act on telecopy or telephone purchase orders issued by the Distributor; provided, however, that, upon the request of the Company, the Distributor shall promptly confirm telephone purchase orders in writing or by telecopy. No purchase orders accepted by the Company may be cancelled by either the Distributor or the Company, unless the parties hereto agree otherwise in writing.

Section 2.2                                Prices to Distributor. The purchase prices for the Products shall be the prices specified in Schedule A, as such Schedule A may be amended from time to time during the term hereof by the Company on each January 1, in its sole discretion, on sixty (60) days calendar days’ prior written Notice to the Distributor; provided, however, that, within the ten (10) calendar days following the date of such Notice by the Company, the Distributor may order, at the previously prevailing prices, such quantities of the Products as are reasonably needed by the Distributor during the thirty (30) calendar day period immediately following the date of such Notice to fill contracts and outstanding quotations existing on the date of the Company’s Notice of such price changes.

Section 2.3                                Payment Terms.

2.3.1                                   Each purchase order hereunder shall specify the amount, manner and timing of payment thereunder; provided, however, that, in all cases, the Company shall be paid in the same currency reflected on the Company’s invoices to the Distributor, and payment shall be made, at the option of the Company, by one of the following three methods: a bank draft, a wire transfer of immediately available funds or by an irrevocable letter of credit drawn in favor of the Company, confirmed by a U.S. banking institution acceptable to the Company and on terms and conditions acceptable to the Company. In all cases, the payment terms shall be Net 30 days, less 20% on those prices specified in Schedule A attached hereto. Provided, however, that in the event the Company changes its payment terms applicable generally to substantially all of its distributors who conduct a comparable volume of business in the Products, then the Company may, in its sole discretion, upon Notice to the Distributor, alter the payment terms at any time during the term hereof and any such alteration shall be effective with respect to any and all purchase orders not theretofore accepted by the Company.

2.3.2                                   Acceptance and endorsement by the Company of any instrument for less than the full amount that the Company claims to be due and payable to it under a purchase order or hereunder shall not be deemed to be an admission of payment in full, and any conditions to the contrary that are noted on such instrument shall not be binding on the Company.

Section 2.4                                Delivery.

2.4.1                                   Delivery schedules stated by the Company are estimates only and are not guaranteed by the Company, but the Company shall, subject to Article 14 hereof, attempt to make delivery within a reasonable time, taking into account the Distributor’s need to obtain the Products, the availability of transportation, the needs of other customers of the Company, the existence of special orders and other commercial matters. The Company shall not be obligated to deliver any Products without timely receipt of shipping instructions from the Distributor, and the Company shall not be obligated to ship Products that have been discontinued or that are temporarily out of stock.

2.4.2                                   Unless the parties hereto otherwise agree in writing or by telecopy with respect to a given purchase order, the Distributor shall be solely responsible for all shipping, duty and customs charges applicable to the Products.

Section 2.5                                Return of Products. Distributor agrees to abide by the terms of the Company’s returned goods policy, and no Product may be returned after shipment to the Distributor, except as permitted in the Company returned goods policy as such may be amended from time to time by the Company.

Section 2.6                                Taxes. Any and all customs, tariffs and duties or excise, sales, use, value-added or other taxes or levies imposed by any governmental body in the Territory on the Distributor or the Company in connection with the sale of the Products to or by the Distributor shall be paid by the Distributor. The Distributor shall fully reimburse and indemnify the Company for any amount actually paid by the Company or withheld by the Distributor for any such taxes or levies within thirty (30) calendar days after the date on which the Company gives notice thereof to the Distributor or after the date of withholding by the Distributor, as the case may be.

ARTICLE 3. INTELLECTUAL PROPERTY AND TRADEMARKS

Section 3.1                                Certain Definitions.

3.1.1                                   “Company’s Property” shall mean any and all inventions, trade secrets, manufacturing processes, know-how, product designs, formulas, formulations, machine designs, technical information, technical designs, engineering and product data, specifications, blueprints, drawings, manuals, customer lists, vendor and supplier lists and agreements, distributor and sales representative lists and agreements, marketing and other business strategies, forms, sales aids, and other confidential information and materials, whether or not in documentary form and whether or not patented by the Company or its parent, subsidiaries or other affiliates in the Territory or elsewhere, that are heretofore and hereafter owned or controlled by the Company or its parents, subsidiaries or other affiliates and that relate to the design, manufacturing, production, operations, marketing, sale, distribution and use of the Products or that otherwise relate to the business, products and services of the Company or its parents, subsidiaries or other affiliates.

3.1.2                                   “Company’s Trademarks” shall mean any and all of the trademarks, service marks or trade names, whether or not registered by the Company or its parents, subsidiaries or other affiliates in the Territory or elsewhere, and all good will related thereto, that are heretofore and hereafter owned or controlled by the Company or its parents, subsidiaries or other affiliates and that are associated with the Products.

Section 3.2                                Ownership and Limited License to Reproduce Company’s Trademarks. Any and all of Company’s Property and Company’s Trademarks are and shall remain the exclusive property of the Company or its parents, subsidiaries or other affiliates. This Agreement affords the Distributor no rights therein; the Distributor shall have no rights therein; and the Distributor shall never assert any rights therein; provided, however, that the Company grants the Distributor a limited, non-exclusive, fully paid-up license to reproduce Company’s Trademarks in advertisements and other promotional materials during the term of this Agreement. Such license is granted for the sole purpose of assisting the Distributor in promoting the sale and use of the Products in the Territory under this Agreement. Subject to Section 18.7 hereof, such license shall expire immediately upon the expiration of this Agreement or the termination of this Agreement, with or without cause.

Section 3.3                                Certain Additional Restrictions.

3.3.1                                   The Products to be sold to the Distributor hereunder shall bear Company’s Trademarks. The Distributor shall not remove, conceal or alter any of Company’s Trademarks on the

Products. The Distributor shall promote and sell all Products in their original packages and under the original labels provided by the Company; provided, however, that the Distributor shall fully and timely advise the Company of all laws and regulations of the Territory governing the packaging and labeling of the Products and provided further that, upon receipt of such information, the Company shall use its best efforts to ensure that the packaging and labeling of the Products are in substantial compliance with all such laws and regulations. The Distributor shall make no modifications, alterations, changes, enhancements or additions in or to the Products or the Company’s Trademarks, except for the addition of the name and address of the Distributor to the Products, displaying the name and address of the Distributor and the Company in the same-size print on the Products.

3.3.2                                   The Distributor shall include an appropriate trademark or trade name notice on its advertisements, sales literature, press releases and all other marketing materials that use Company’s Trademarks.

3.3.3                                   The Distributor shall not use Company’s Trademarks on its letterhead or in its Company name; provided, however, that the Distributor may include a short plain language statement on its letterhead and promotional literature to the effect that it is an authorized distributor of the Company’s Products.

3.3.4                                   The Distributor represents and warrants that it has not sought or obtained, and agrees that it shall not seek or obtain, in the Territory or elsewhere, any trademark or tradename registration embodying Company’s Trademarks or any patent or other intellectual property protection for any of the Company’s Property, unless authorized to do so in advance in writing by the Company.

Section 3.5                                Confidentiality.

3.5.1                                   During the term of this Agreement at all times after the expiration of this Agreement or the termination of this Agreement, with or without cause, the Distributor shall treat all Company’s Property disclosed or supplied to it by the Company as confidential and shall cause, instruct and oblige its directors, officers, employees and agents and any other person acting in concert with it or on its behalf and having access to such Company’s Property to keep the same in confidence. The Distributor shall not, at any time, in any way, directly or indirectly, publicly or privately (i) communicate, disclose, disseminate, lecture upon or publish articles concerning Company’s Property nor (ii) aid anyone else in such communication, disclosure, dissemination, lecturing or publishing, nor (iii) use, nor aid anyone else in using, Company’s Property, without the prior express written consent of the Company. provided, however, that the Distributor’s obligation of secrecy and non-use under this Agreement shall not apply to (a) information that the Distributor is using strictly in accordance with the terms of this Agreement for the limited purpose of promoting the sale and use of the Products in the Territory; (b) information that at the time of the disclosure by the Company to the Distributor is in the public domain; (c) information that, after disclosure by the Company to the Distributor, becomes part of the public domain by publication or otherwise, through an authorized source other than the Distributor and without the fault of the Distributor; and (d) information that the Distributor can show by written records was in the Distributor’s possession prior to the disclosure by the Company to the Distributor and was not acquired, directly or indirectly, from the Company. Provided further, however, in order for the above proviso in this Section 3.5.1 to be applicable, Distributor must make a claim to the Company in writing and with specificity that it contends this proviso applies to some or all of the Company’s Property disclosed to it by Company within ten (10) days of the date of Company’s disclosure. Such writing must identify the portion of the Company’s Property that Distributor contends is the subject of this proviso and the factual basis upon which its claim is grounded. If Company disputes such claims by Distributor then the parties shall submit the issues to JAMS - ENDISPUTE for binding arbitration in Orange County, California. The Distributor shall have the burden of proving that the exceptions set forth in the proviso apply by clear and convincing evidence and, until there is a final resolution of the dispute in Distributor’s favor. Distributor shall be bound by the provisions in the first part of Section 3.5.1. If Distributor fails to deliver timely notice under this Section, then all such information shall be conclusively deemed to be Company Property belonging to Company and subject to all of the other provisions of this Agreement.

3.5.2                                   During the term of this Agreement, the Distributor shall not, under any circumstances, copy, replicate, imitate, or reverse engineer any products of the Company, including, but not limited to, the Products.

3.5.3                                   Upon the expiration of this Agreement or the termination of this Agreement, with or without cause, the

Distributor shall, subject to Section 18.7 hereof, immediately return to the Company any and all Company’s Property, including, but not limited to, any documentary embodiment thereof.

Section 3.6                                Infringement. The Distributor shall give immediate Notice to the Company of any and all infringements of Company’s Property Trademarks that come to the Distributor’s attention during the term of this Agreement and shall assist the Company in taking such action against such infringement as the Company may, in its sole discretion, decide to take; provided, however, that all costs and expenses, including reasonable attorneys’ fees incurred by counsel approved by the Company, incurred in connection with any such infringement action shall be borne by the Company. The Company shall hold the Distributor harmless from, and shall indemnify the Distributor against, any and all claims, losses, liabilities, damages and costs and expenses (including, but not limited to, costs of investigation, court costs, arbitrators’ fees and attorneys’ fees) that the Distributor may incur by reason of any infringement by the Company of any trademark or patent or other proprietary right of any third party.

Section 3.7                                Injunctive Relief. The parties hereto understand and agree that remedies at law may be inadequate to protect against any breach of any of the provisions of this Article 3 by the Distributor or any of its employees, agents, officers or directors or any other person acting in concert with it or on its behalf. Accordingly, the Company shall be entitled to the granting of injunctive relief by a court of competent jurisdiction against any action that constitutes any such breach of this Article 3. It is understood that such injunctive relief is intended solely as provisional relief pending arbitration in accordance with Article 10 hereof.

Section 3.8                                Indemnification. Each party shall hold the other harmless from, and shall indemnify the other against, any and all claims, losses, liabilities, damages and costs and expenses (including, but not limited to, costs of investigation, court costs, arbitrators’ fees and attorneys’ fees) that the indemnified party may incur by reason of any breach of any of the provisions of this Article 3 by the indemnifying party or any of its employees, agents, officers, or directors or any other person acting in concert with it or on its behalf.

ARTICLE 4. PROMOTIONAL ACTIVITIES

Section 4.1                                Promotional Activities of the Distributor. During the term hereof, the Distributor, at its sole cost and expense, covenants and agrees to:

4.1.1                                   Assign at least one (1) full-time product manager, whose sole responsibility shall be to promote vigorously and consistently the sale of the Products and provide technical support regarding the Products for the Distributor’s customers;

4.1.2                                   Monitor closely the activities of sub-distributors, if any, all of which must be approved by Company in writing in advance;

4.1.3                                   Participate actively and engage in sufficient advertising and publicity campaigns, scientific meetings and exhibitions, trade fairs and shows, and other marketing activities, to promote vigorously and consistently the sale of the Products throughout the Territory.

Section 4.2                                Promotional Activities of the Company. During the term hereof, the Company, at its sole Cost and expense, covenants and agrees to:

4.2.1                                   Provide at least one (1) technical support specialist to (a) conduct appropriate training sessions and workshops for all employees of the Distributor engaged in promoting the Products, and (b) conduct in-service support for key purchasers and users of the Products;

4.2.2                                   Make such contributions to the Distributor’s marketing budget as the Company may determine in its discretion;

4.2.3                                   Make such contributions to the Distributor’s new product launch budget as the Company may determine in its discretion, including product literature, samples and other informational materials;

4.2.4                                   Conduct an annual training workshop.

ARTICLE 5. MINIMUM SALES

Section 5.1                                Minimum Sales. In addition to all of its other obligations under this Agreement, the Distributor shall achieve the annual minimum sales of the Products specified on Schedule A attached hereto, as such Schedule A may be amended in writing by the parties hereto from time to time during the term hereof. The Distributor understands and acknowledges that its strict fulfillment of such minimum sales is an essential condition to this Agreement and that its failure to make any of such sales shall be just cause for termination of this Agreement pursuant to Section 18.3 hereof.

Section 5.2                                Reporting Obligations.

5.2.1                                   During the term hereof, the Distributor shall provide: (a) quarterly in arrears, a sales report, on a customer by customer basis, including detail as to type of customer, and (b) a current inventory report within ten (10) days of the Company’s request therefor.

5.2.2                                   To underscore that the arrangement contemplated by this Agreement is an exclusive distributorship and not a sales agency, the parties hereto agree that under no circumstances shall the Distributor be required to provide the Company at any time after its expiration or termination, the names and addresses of any of the Distributor’s customers of the Products in the Territory.

ARTICLE 6. WARRANTY COVERAGE

Section 6.1                                Warranty Limitation. The sole warranties that the Company makes with respect to the Products are set forth on the Products or their packaging. EXCEPT AS STATED IN THE FOREGOING SENTENCE, THE COMPANY DISCLAIMS ANY AND ALL WARRANTIES ON THE PRODUCTS, WHETHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF THEIR MERCHANTABILITY OR THEIR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY ARISING FROM COURSE OF DEALING OR USAGE OF TRADE. TO THE EXTENT THAT ANY IMPLIED WARRANTIES MAY NOT BE DISCLAIMED, SUCH WARRANTIES ARE EXPRESSLY LIMITED TO THE DURATION OF THE EXPRESS WARRANTY STATED BY THE COMPANY ON THE PRODUCTS OR THEIR PACKAGING.

Section 6.2                                Warranty Claims.

6.2.1                                   All of the Products shall be received by the Distributor subject to the Distributor’s visual inspection and may be rejected on the grounds that the warranties that the Company states on the Products or their packages have been breached. The Distributor shall assert all such warranty claims in writing to the Company as soon as possible but in any event during the warranty period stated in the warranty on the Products or their packaging. At the Company’s request, the Distributor shall promptly supply such evidence of warranty breach as the Company may reasonably request.

6.2.2                                   THE DISTRIBUTOR’S EXCLUSIVE REMEDY AND THE COMPANY’S LIMIT OF LIABILITY FOR ANY AND ALL WARRANTY CLAIMS HEREUNDER, SHALL BE FOR THE REPLACEMENT OF THE PARTICULAR PRODUCTS WITH RESPECT TO WHICH SUCH CLAIMS ARE ASSERTED. THE COMPANY SHALL NOT BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES RESULTING FROM THE USE OF THE PRODUCTS OR ARISING OUT OF ANY BREACH OF ANY OF THE WARRANTIES THAT THE COMPANY STATES ON THE PRODUCTS OR THEIR PACKAGING OR ANY BREACH BY THE COMPANY OF ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR APPLICABLE LAW.

Section 6.3                                Indemnification for Unauthorized Warranties. The Company shall not be responsible for any warranty that the Distributor or any of its sub-distributors makes concerning the Products other than those warranties made by the Company as set forth in Section 6.1 hereof. The Distributor shall hold the Company harmless from and indemnify it against any and all claims, losses, liabilities, damages, and costs and expenses (including, but not limited to, costs of investigation, court costs, arbitrators’ fees and attorneys’ fees) that the Company may incur arising out of or relating to (i) any such additional warranty made by the Distributor or any of its agents, employees or sub-distributors, (ii) the act or omission of the Distributor or any of its agents, employees or sub-distributors in connection with the transporting, receiving, handling, storing, advertising, promoting, selling and distributing any of the Products, and (iii) any breach by the Distributor of any of its obligations under this Agreement or any purchase order issued by the Distributor and accepted by the Company hereunder or under applicable law.

Section 6.4                                Product Liability Insurance. The Distributor shall at all times maintain adequate product liability insurance with respect to its sale of the Products with underwriters, limits and terms reasonably acceptable to the Company.

ARTICLE 7. REPRESENTATIONS AND WARRANTIES BY THE DISTRIBUTOR

Section 7.1                                The Distributor represents and warrants to the Company as follows:

7.1.1                                   It is a marketing and sales company duly organized and validly existing and in good standing under the laws of the state or country of its organization and all applicable foreign jurisdictions, and is duly qualified to conduct its business as presently conducted in all those jurisdictions in which it presently conducts business.

7.1.2                                   It has full power and authority to execute and deliver this Agreement and to perform the terms and conditions hereof.

7.1.3                                   It has taken all necessary legal action to authorize the execution and delivery of this Agreement. The representative who has executed and delivered this Agreement on behalf of the Distributor has been duly and validly authorized and will bind the Distributor by his action.

7.1.4                                   This Agreement constitutes the legal, valid and binding obligation of the Distributor enforceable against the Distributor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and except as the availability of equitable remedies may be limited under applicable law.

7.1.5                                   The execution, delivery and performance of this Agreement will not violate any provision of the Articles of Incorporation or Bylaws of the Distributor, or any law, rule, regulation, order or decree of any court or arbitrator that is or may be binding upon the Distributor or any of its assets. The execution, delivery and performance of this Agreement will not result in the breach of any provision of or any default under any agreement to which the Distributor is a party or which is or may be binding upon the Distributor or any of its assets.

7.1.6                                   There are not pending or, to the knowledge of the Distributor, threatened legal actions, arbitrations or other proceedings against the Distributor or any of its assets that, if adversely determined, might have a material adverse effect on the validity or enforceability of this Agreement or on the financial condition of Distributor or the capability of the Distributor to perform its obligations hereunder.

7.1.7                                   None of the following is a shareholder, director, officer, employee, agent or representative of the Distributor: The Government of any Municipality, State or Country within the Territory or any political subdivision thereof or any agency, department or instrumentality of any such Government or the Territory or any political subdivision thereof; no official or representative of any such Government or the Territory or any agency, department or instrumentality of any such Government or the Territory or political subdivision thereof, or any official of a political party or candidate for public office.

7.1.8                                   The Distributor has never been and is not now the subject of any bankruptcy or insolvency proceeding or other proceeding, voluntary or involuntary, for the benefit of creditors.

7.1.9                                   Neither this Agreement nor the appointment of the Distributor hereunder must be notified to, approved by, or registered with, any governmental body, agency or instrumentality in the Territory, except as set forth in Schedule E.

7.1.10                             The Distributor has the capacity under the law to agree to the choice of law and the choice of forum set forth in Articles 9 and 10, respectively, and such choices are enforceable against the Distributor.

7.1.11                             Nothing in this Agreement violates the fundamental public policy of the Territory.

7.2                                            Each of the representations and warranties set forth in this Article 7 and in Section 1.6.2  hereof shall be deemed to be confirmed by the Distributor on each date on which it submits a purchase order to the Company hereunder.

7.3                                            The Distributor shall immediately give Notice to the Company if any of the representations and warranties made by it in this Article 7 or in Section 1.6.2 hereof should prove to have been incorrect, incomplete or misleading on the date of this Agreement or should become incorrect, incomplete or misleading during the term of this Agreement.

ARTICLE 8.   REPRESENTATIONS AND WARRANTIES BY THE COMPANY

Section 8.1                                The Company represents and warrants to the Distributor as follows:

8.1.1                                   It is a corporation duly organized and validly existing and in good standing under the laws of the State of California and is duly qualified to conduct its business as presently conducted in all those jurisdictions in which it presently conducts business.

8.1.2                                   It has full power and authority to execute and deliver this Agreement and to perform the terms and conditions hereof.

8.1.3                                   It has taken all necessary legal action to authorize the execution and delivery of this Agreement. The representative who has executed and delivered this Agreement on behalf of the Company has been duly and validly authorized and will bind the Company by his action.

8.1.4                                   This Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and except as the availability of equitable remedies may be limited under applicable law.

8.1.5                                   The execution, delivery and performance of this Agreement will not violate any provision of this Articles of Incorporation or Bylaws of the Company or any order or decree of any court or arbitrator that is or may be binding upon the Company or any of its assets. The execution and delivery of this Agreement will not result in the breach of any provision of or any default under any agreement to which the Company is a party or which is or may be binding upon the Company or any of its assets.

ARTICLE 9.   GOVERNING LAW

This Agreement and each purchase order issued by the Distributor and accepted by the Company hereunder shall be exclusively governed by and construed in accordance with the laws of the State of California, United States of America, without giving effect to the choice-of-law principles thereof; provided, however, that the United Nations Convention on contracts for the International Sale of Goods shall in no way apply to the interpretation of this Agreement or any such purchase order.

ARTICLE 10. DISPUTE SETTLEMENT

Section 10.1                         Arbitration.

10.1.1                             Any dispute, controversy or claim arising out of or relating to this Agreement or any purchase order issued by the Distributor and accepted by the Company hereunder or a breach hereof or thereof shall be finally resolved by arbitration in accordance with the Rules and Procedures of JAMS - ENDISPUTE in Orange County, California.

10.1.2                             The arbitration proceedings, all documents submitted therein and the award shall be in the English language, and the arbitrator shall be fluent in the English language. The arbitration proceedings shall be held in Orange County, California. The arbitrator shall apply such rules of procedure as it thinks appropriate in the circumstances; provided, however, that both parties hereto shall be entitled to representation by counsel, to appear and present written and oral evidence and argument and to cross-examine witnesses presented by the other party. The award shall be in writing and the arbitrator shall provide written reasons for its award. The award of the arbitrator shall be final and binding upon the parties hereto.

10.1.3                             The provisions of this Article 10 shall survive and bind the parties hereto, notwithstanding any expiration or termination of this Agreement or any purchase order, whether by way of the exercise of rights of termination hereunder or thereunder, passage of time or otherwise. The provisions of this Article 10 shall be severable and binding on the parties hereto, notwithstanding that any other provisions of this Agreement or any purchase order may be held or declared to be invalid, illegal or unenforceable.

Section 10.2                         Service of Process.

10.2.1                             The Distributor irrevocably and unconditionally consents to service of process upon it in any proceeding brought pursuant to Section 3.6 or 10.1 hereof by mailing copies of any Notice or pleading thereof by U.S. registered mail, postage prepaid, return receipt requested. The foregoing shall not limit the right of the Company to serve process in any other manner permitted by applicable law and shall not limited the ability of the Company to bring any such proceeding or to obtain execution for any judgment rendered in any such proceeding any other jurisdiction in which the Distributor or any of its property or assets may be found.

10.2.2                             The Distributor specifically hereby waives any claim or right it may have by statute, treaty or law to contest the jurisdiction or venue of JAMS - ENDISPUTE in Orange County, California or any United States state or federal court in any action or proceeding instituted pursuant to this Agreement, including, but not limited to, any claim that the Distributor might assert under the Foreign Sovereign Immunities Act of the United States, the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil or Commercial Matters and the Hague Convention on the Taking of Evidence Abroad in Civil or Commercial Matters.

10.2.3                             The Distributor specifically waives any claim of forum non conviens and specifically consents to venue as provided herein.

Section 10.3                         Enforcement of Judgment.

The Distributor agrees that final judgment on an arbitral award rendered against it in any action or proceeding relating in any way to this Agreement or any purchase order issued by the Distributor and accepted the Company hereunder shall be conclusive and may be enforced, to the extent permitted by applicable law, in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified copy of which judgment shall be conclusive evidence thereof, or by such other means provided by applicable law.

ARTICLE 11.                               SEVERABILITY AND SURVIVAL

Section 11.1                         Severability. In the event that any provision or part of any provision of this Agreement or any purchase order issued by the Distributor and accepted by the Company hereunder is held to be invalid or unenforceable in any respect, then, unless such provision or part of a provision is material to the performance of this Agreement or such purchase order, as the case may be, as determined by the Company or the Distributor or both of them, this Agreement or such purchase order, as the case may be, shall continue in effect and such provision or part of the provision shall be excised herefrom or therefrom. In the event that either party hereto, in its sole discretion, determines that such provision or part of a provision to the operation or performance of this Agreement or such purchase order, as the case may be, then either such party may, in its sole discretion, elect to terminate this Agreement or such purchase order, as the case may be, or both, upon thirty (30) calendar days’ prior to notice to the other party.

Section 11.2                         Survival. Sections 1.4, 1.5, 1.6 and 2.5 and the Articles 3, 6, 7, 8, 9, 10, 16 and 19 hereof shall survive the expiration of this Agreement or the termination of this Agreement, with or without cause.

ARTICLE 12.                               ASSIGNMENT

Neither party hereto may assign its rights or obligations under this Agreement or any purchase order issued by the Distributor and accepted by the Company hereunder except upon the prior written approval of the other party hereto; provided, however, that the Company may assign its rights and obligations hereunder or thereunder to its parent or any of its subsidiaries or other affiliates or the surviving entity in any corporate merger or reorganization, but shall give prompt Notice thereof to the Distributor. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

ARTICLE 13.                               WAIVER

The failure or delay of either party hereto to require performance by the other party or to enforce its rights under any provision of this Agreement or any purchase order issued by the Distributor and accepted by the Company hereunder shall not affect the rights of such party to require performance and to enforce its rights with respect to such provision unless and until such performance has been waived in writing by such party. No waiver of any failure or delay in performance hereunder or thereunder shall constitute waiver of a continuance or reoccurrence of such failure or delay or of any other failure or delay, except as provided in such waiver. The rights granted to each party hereunder and under any purchase order issued by the Distributor and accepted by the Company hereunder and any rights available to it at law or in equity shall be cumulative and may be exercised in whole or in part from time to time.

ARTICLE 14.                               FORCE MAJEURE

Neither party hereto shall be liable or responsible to the other party hereto for delay or failure to perform any of its obligations, other than an obligation to pay money arising under this Agreement or any purchase order issued by the Distributor and accepted by the Company hereunder, due to events of force majeure, including, but not limited to, acts of God or of the public enemy, fire, flood, storm, explosion, earthquake, riots, wars, hostilities, civil commotion, strikes and labor disputes, interruption of supply, inability to obtain fuel, power, raw materials or freight or transportation services, any law or regulation, any decision by any judicial or arbitral tribunal or any other acts of any government or any agency or instrumentality thereof or persons purporting to act with governmental authority, or any other cause beyond the reasonable control of such party or which such party is not able to overcome by the use of reasonable measures or which such party is able to overcome only at substantial expense. This Article 14 shall not be interpreted to relieve the Distributor from its obligation to pay as and when due in the applicable currency all payments required to be made by the Distributor under this Agreement or any purchase order issued by the Distributor and accepted by the Company hereunder. If any such event of force majeure should occur, the affected party shall promptly give Notice thereof to the other party hereto. If any such even of force majeure continues, in whole or in substantial part, whether continuously or intermittently, for a period of sixty (60) calendar days or more, the other party may terminate this Agreement or any relevant purchase order or both on thirty (30) calendar days’ prior Notice to the affected party.

ARTICLE 15.                               NOTICES AND OTHER COMMUNICATIONS

All notices (“Notices”), purchase orders, acceptances of purchase orders, and other communications between the parties hereunder shall be in the English language and in writing (by mail, telecopy or telegraph), postage or transmission costs prepaid, and shall be addressed to the parties hereto at their respective principal places of business, which shall initially be:

If to the Company:	If to the Distributor:

WORLDWIDE PRODUCTS, INC.	CNO Chinese Obagi Corp.
2030 East Alosta Avenue	4930 Fiesta Ave.
Suite 103	Temple City, CA 91780
Glendora, California 91740	United States of America
United States of America	Attention: Dr. Thomas Lee &
Attention: President	Evelyn Lee
Telecopy: (818) 857-7652	Telecopy: (818) 956-7173

All such Notices and communications shall be deemed effective on (i) the date of transmission, if sent during normal business hours by telecopy, or (ii) the date that is five (5) calendar days after the date on which transmitted, deposited or sent, if sent by mail or telegraph. Each party hereto may change its address for purposes hereof by Notice given to the other party in the manner prescribed herein.

ARTICLE 16.                               COMPLIANCE WITH LAW

Section 16.1                         Compliance with U.S. Law. The parties hereto understand and acknowledge that the export of the Products to the Distributor is subject to the law of the United States of America and may require, amount other things, prior approval of one or more agencies of the U.S. Government. The Distributor shall use its best efforts to assist the Company in obtaining, retaining and complying with any export license that may be granted to the Company with respect to the export of the Products to or by the Distributor hereunder. In addition, the Distributor shall at all times comply fully and timely with all laws of the United States of America that may be applicable to it in performing its obligations under this Agreement, and the Distributor shall refrain from taking any action that might cause it or the Company to be deemed to be in violation of any law of the Territory or any law of the State of California or of the United States of America, including, but not limited to, the U.S. Foreign Corrupt Practices Act, the U.S. export control laws, and the U.S. anti-boycott laws.

Section 16.2                         Compliance with Local Law

16.2.1                             The Distributor shall at all times comply fully and timely with all laws and regulations applicable in the Territory, including, but not limited to, all laws and regulations relating to the review or approval of this Agreement, the performance of Distributor’s duties hereunder, and the registration, approval, promotion, distribution and sale of the Products in the Territory.

16.2.2                             The Distributor shall use its best efforts to obtain and maintain all licenses, consents, qualifications and approvals of governmental bodies in the Territory necessary or advisable to perform this Agreement and render this Agreement valid, binding and enforceable in the Territory; provided, however, no disclosures, filings and other submissions cornering this Agreement or the Products may be made to any such governmental body without the prior approval of the Company. If for any reason, including, but not limited to, an event of force majeure, the Distributor does not obtain all such necessary and advisable government registrations and/or approvals of the Products within six (6) months after the Effective Date (as defined in Section 17 hereof) or such other time as may be permitted under applicable law, then this Agreement shall, without any notice or other act by the Company, terminate, unless the parties hereto agree in writing to extend the deadline by which the Distributor must obtain all such government registrations and/or approvals. Throughout the term of this Agreement, the Distributor shall immediately give the Company Notice of any revocation of, or any other notice, investigation, inquiry, action or decision with respect to, Distributor, the Products of this Agreement or any registration and/or approval of Distributor or the Products by governmental bodies in the Territory.

Section 16.3                         Information on Local Law. The Distributor shall keep informed and shall use its best efforts to promptly and regularly give Notice to the Company of any and all of the following of which the Distributor has knowledge: laws, ordinances, rules, regulations or judicial or arbitral decisions in the Territory that might affect the sale or distribution of the Products in the Territory, the use of the Company’s Trademarks in the Territory, or the protection of the Company’s Property and the Company’s Trademarks in the Territory, including, but not limited to, laws, regulations, or judicial or arbitral decisions relating to customs duties, import procedures, foreign exchange transactions, tax laws, product certifications, protection of proprietary information, or the rights and duties of distributors and foreign manufacturers.

ARTICLE 17.                               EFFECTIVE DATE; TERM

This Agreement shall become effective on the date this Agreement is signed by the Company, as shown on the signature page hereto, (the “Effective Date”) and shall expire on the day prior to the first anniversary of the Effective Date, unless terminated earlier in accordance with the terms and conditions hereof. Immediately following the initial one year time period, and on an annual basis thereafter, and subject to Distributor’s compliance with the terms contained herein, this agreement will be automatically renewed. Subject to Section 18.7 hereof, neither party hereto shall continue with its performance hereunder after the expiration or termination hereof, unless the parties agree otherwise in writing.

ARTICLE 18.                               TERMINATION

Section 18.1                         Termination Due to Bankruptcy and Other Events.

This Agreement shall terminate immediately, without Notice or other act by the Company in the event that:

18.1.1                             a voluntary or involuntary case, action, petition or other proceeding is initiated seeking liquidation, reorganization or other relief of Distributor under any bankruptcy, insolvency or similar law now or hereafter in effect, or seeking appointment of a trustee, receiver, liquidator or other similar official of Distributor or any of its property, or Distributor shall consent to have any such relief, or shall make a general appointment for the benefit of its creditors, or Distributor shall fail generally to pay its debts as they become due, or Distributor shall take any corporate action in furtherance of any of the foregoing;

18.1.2                             the Distributor shall be dissolved or its assets liquidated;

18.1.3                             a substantial change influencing Distributor’s ability to service this Agreement shall occur in the ownership, control, organization, personnel or operations of the Distributor, including, but not limited to, a sale or transfer of all or substantially all of its assets or a merger between the Distributor and another entity; then in any such event, without Notice or other act by the Company, this Agreement shall terminate immediately.

Section 18.2                         Termination for Breach of Confidentiality. If the Distributor breaches any of its obligations under Article 3 hereof or if any of its directors, officers, employees, agents or others acting in concert with it or on its behalf breach any of their obligations under the separate confidentiality agreements referred to in Section 3.5(e) hereof, then this Agreement shall terminate immediately, without any Notice or other act by the Company and without prejudice to any other remedy available to the Company.

Section 18.3                         Termination by the Company for Certain Other Causes. The Company may, at its option and without prejudice to any other remedy available to it, and without being deemed to have made an election of remedies, terminate this Agreement upon the occurrence of any of the following events:

18.3.1                             The Distributor fails to pay any amount that is obligated to pay under this Agreement or under any purchase order or under any other written agreement between the Company and the Distributor within thirty (30) calendar days of the date on which such amount became due and payable;

18.3.2                             The Distributor fails to make any of the minimum sales specified in Schedule A attached hereto;

18.3.3                             The Distributor breaches any of its other obligations hereunder (other than its obligations under Article 3 hereof, breach of which is cause for immediate termination pursuant to Section 18.2 hereof), or under any purchase order issued by the Distributor and accepted by the Company hereunder or any other written agreement between the Company and the Distributor, and fails to remedy such breach within thirty (30) calendar days after its receipt of Notice thereof from the Company;

18.3.4                             Any representation or warranty made by the Distributor in this Agreement or in any other written agreement between the Company and the Distributor shall prove to have been incorrect, incomplete or misleading in any material respect at the time it was made or deemed made; or

18.3.5                             It becomes unlawful under the law of the Territory for the Distributor to perform its obligations hereunder or under any purchase order issued by the Distributor and accepted by the Company hereunder; or an enactment, modification or change in the interpretation of the law of the Territory subsequent to the date first above written interferes with or prohibits the full and faithful performance by the Distributor of its obligations hereunder or under any such purchase order or interferes with or prohibits the full and complete enforcement of the Company’s rights under this Agreement or any such purchase order.

Section 18.4                         Termination by the Distributor for Certain Other Causes. The Distributor may, at its option, terminate this Agreement upon the occurrence of any of the following events:

18.4.1                             The Company materially breaches any of its obligations hereunder and fails to remedy or commence to cure such breach within thirty (30) calendar days after its receipt of written notice thereof from the Distributor; or

18.4.2                             Any express representation or warranty made by the Company in this Agreement shall prove to have been materially incorrect, incomplete or misleading in any material respect at the time it was made.

Section 18.5                         Termination for Other Causes by Either Party. Either party hereto may terminate this Agreement in accordance with other express provisions hereof. This Agreement shall terminate automatically in accordance with Section 16.2.2           hereof.

Section 18.6                         No Compensation. Upon expiration of this Agreement and upon termination of this Agreement by either party hereto, with or without cause, the Company shall not be liable or obligated to the Distributor with respect to future profits, exemplary, special or consequential damages, indemnification or other compensation regarding such expiration or termination, irrespective of whether such obligations or liabilities may be provided for in the law of the Territory or elsewhere, and the Distributor waives and relinquishes any rights, pursuant to law or otherwise, to any such indemnification or compensation.

Section 18.7                         Duties of the Distributor Upon Termination. Upon the expiration of this Agreement or upon the termination of this Agreement by either party hereto, with or without cause, the Distributor shall (i) cease immediately all of its efforts to promote the sale of the Products; (ii) cease immediately use of Company’s Trademarks; (iii) immediately discontinue making any statements or taking any actions that might cause third parties to infer that any business relationship continues to exist between the parties hereto and, where necessary or advisable, inform third parties that the Distributor no longer has a business relationship with the Company and is no longer authorized to sell the Products in the Territory; and (iv) within ten (10) calendar days after the date of expiration of this Agreement or the termination of this Agreement, with or without cause, return to the Company, at the Company’s expense, any and all Company’s Property, including, but not limited to, promotional material, that has been furnished to the Distributor by the Company; provided, however, that if the Distributor has an inventory of the Products on hand on the date of expiration or termination, the Distributor may, subject to Section 18.9, sell such Products, and may use Company’s Trademarks and Company’s Property in connection therewith, for a period of ninety (90) calendar days thereafter. In no event, however, shall the Distributor sell the Products in a commercially unreasonable manner or in a manner that could harm the future sales potential of the Products or the good will of the Company or Company’s Trademarks in the Territory.

Section 18.8                         Unfilled Purchase Orders. Unless otherwise agreed to in writing by the parties hereto, Notice of termination of this Agreement by either party automatically cancels all unfilled purchase orders. The Company’s acceptance of a purchase order from the Distributor after the Company has given Notice of termination hereunder shall not be deemed a waiver or a rescission of such Notice.

Section 18.9                         Repurchase of Products by the Company. During the ninety (90) calendar-day period after the date of expiration or termination of this Agreement, the Company may, at its option, repurchase from the Distributor, at the net price paid by the Distributor to the Company any and all of the Products on hand in the Distributor’s place of business or elsewhere. Upon demand and tender by the Company of such repurchase price, the Distributor shall deliver such Products and all rights, title and interest therein, free and clear of all liens and encumbrances, to the Company and the Company shall pay all reasonable freight costs associated with shipping such Products back to the Company. The Company, however, reserves the right to reject any such repurchased Products not in first class or acceptable condition, as reasonably determined by the Company.

Section 18.10                  Right to Sell. Upon the expiration of this Agreement or the termination of this Agreement by either party hereto, with or without cause, the Company shall have the right to sell the Products in the Territory itself and to appoint one or more other distributors of the Products in the Territory. The Distributor waives and relinquishes any rights that it may have, under the law of the Territory or elsewhere, to seek to enjoin the Company from making such sales or appointing such other distributors and the Distributor shall not attempt to exercise any such rights.

ARTICLE 19.                               ENTIRE AGREEMENT AND AMENDMENT

Section 19.1        Entire Agreement; Revocation of All Prior Agreements. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and all parties hereto expressly intend and agree that this Agreement shall supersede any prior agreement or expression of intent or understanding, oral or written, with respect to the subject matter hereof. In addition, Distributor expressly acknowledges and agrees there have been no representations, warranties, inducements or promises made by Company which are not set forth in this Agreement.

Section 19.2                         Amendment. Neither this Agreement nor any purchase order issued by the Distributor and accepted by the Company hereunder nor any Schedule hereto may be amended except by a writing executed by duly authorized representatives of the parties hereto, or except pursuant to other provisions hereof.

ARTICLE 20.                               HEADINGS

Headings are inserted in this Agreement for reference and convenience only and shall not form part of this Agreement for the purpose of interpretation.

ARTICLE 21.                               COUNTERPARTS

This Agreement may be executed in two (2) or more counterparts, each of which is in the English language and each of which is an original, true and correct version hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized representatives on the date first above written.

WORLDWIDE PRODUCTS DISTRIBUTION, INC.		Chinese Obagi Corporation

By:		By:	/s/ Evelyn Lee

Name:	James Headley	Name:	Evelyn Lee

Title:	President	Title:	Director

Date:		Date:	9/27/97

SCHEDULE A

TO: Evelyn Lee and Dr. Thomas Lee

DISTRIBUTORSHIP AGREEMENT BETWEEN WORLDWIDE PRODUCTS, INC. AND CNO Chinese Obagi Corp. DATED 9/23/97

/s/ Evelyn Lee

PRODUCTS, PRICES AND MINIMUM SALES REQUIREMENTS

Product	Price	Minimum Sales

SKIN HEALTH PRODUCTS		Not Applicable
NU-DERM PRODUCTS
BLUE PEEL PRODUCTS

Price list is Attached

SCHEDULE B

TO: Evelyn Lee and Dr. Thomas Lee

DISTRIBUTORSHIP AGREEMENT BETWEEN WORLDWIDE PRODUCTS, INC. AND CNO Chinese Obagi Corp. DATED 9/23/97

/s/ Evelyn Lee

TERRITORY

CNO will have the rights to sell the products to physicians in the Chinese community located in the San Gabriel Valley, California. The territory is contained in the following postal zip code (917XX), (918XX), (916XX).

CNO will be allowed to distribute the products to medical professional Chinese people for use by Chinese patients in predominantly Chinese communities. CNO can advertise the Obagi products in Chinese specific literature. All advertisements are to be approved by WWPI management.

•                             Additionally, both CNO and WWPI agree that ALL the products will only be sold to a medical professional (MD) or a facility associated with a medical professional (MD Clinic) for re-sale to that professionals patients. Non-professional settings are to be avoided. CNO will provide WWPI with a list of the customers that purchase the product from CNO.

AMENDMENTS

SECTION 1.3, TERRITORY: The geographic territory is defined in Schedule B of the initial contract and takes precedence. Consideration will be given to include other specific accounts outside of the defined geographic territory or to include additional geographic territories. The inclusion of either accounts or territories will be done on a one-by-one basis. Both the DISTRIBUTOR and the COMPANY must approve all changes (additions and deletions) in writing and be signed by either the president or vice president of both companies.

The DISTRIBUTOR must insure that the products sold to accounts under their control are used by those accounts. Product is to be used by the account, at the accounts location, and for the accounts patients. Product is not to be diverted to other accounts, territories, or geographic locations with the intent of re-sale. The DISTRIBUTOR is responsible for maintaining the distribution and use of the products in the assigned territories.

SECTION 2.2, DISCOUNT: Product pricing is specified in SECTION 2.2 and takes precedence. A 30% discount will be extended to the DISTRIBUTOR for the COMPANIES products. The 30% discount will apply to all accounts in the initial territory as defined in Schedule B of the initial contract. If accounts or territories are assigned to the DISTRIBUTOR that are being serviced by a COMPANY sales representative, the sales commission for these sales will be deducted from the DISTRIBUTOR’S discount. Typically, the COMPANY sales representative commission is 8%, therefore, the DISTRIBUTOR discount will be reduced to 22%. If accounts or territories are assigned to the Distributor that are being serviced by both a COMPANY sales representative and a DISTRIBUTOR sales representative, the DISTRIBUTOR discount will be reduced to 20% with 5% commission being payable to both the COMPANY and DISTRIBUTOR sales representative.

Pricing: The DISTRIBUTOR agrees to maintain, to the best of their ability, pricing policies that are compatible to that of the COMPANY. The COMPANY extends a 10% discount on orders placed at regional and national exhibitions. The COMPANY extends a 15% discount on any single order greater than $5,000.

SECTION 4.1, MARKETING: Promotional activities of the DISTRIBUTOR are specified in section 4.1 and take precedence. The Company will provide financial support to the DISTRIBUTOR for approved marketing and advertising expenses incurred by the DISTRIBUTOR for the purpose of promoting the COMPANIES products in their assigned territories. These marketing and advertising expenses by the DISTRIBUTOR must be pre-approved by the COMPANY vice president to qualify for the financial support.

ORDER FORM

WorldWide Products, Inc.
2060 East Alosta Avenue, Suite 103
Glendora, California 91740
Phone: (818) 857-7650
Fax: (818) 857-7652
Customer Service: (800) 636-SKIN

Order Information

DATE

ORDER TAKEN BY

ORDER PLACED BY

NAME

ADDRESS

CITY

STATE	ZIP

PHONE

Shipping Instructions

☐ Ground	☐ Overnight

☐ 2 Day	☐ 3 Day

☐ Other

Method of Payment

☐ Visa	☐ MasterCard

CREDIT CARD NUMBER

EXPIRATION DATE

SIGNATURE

☐ Direct Bill (Terms: Net 30 days)

☐ Check (Please make checks payable to Worldwide Products, Inc.)

Thank you for your order!

Products Ordered

	ITEM #	DESCRIPTION	OM*	PRICE	QTY	TOTAL PRICE
BLUE PEEL	0200S	Blue Peel Kit (6 trays per kit)		$375
	0209S	New Blue Peel Cleanser		$12
SKIN HEALTH	0300B	HQ Skin Health Kit (Item #’s 0301B-0305B		$85
	0301B	HQ Gentle Cleanser	3	$9
	0302B	HQ Balancing Toner	3	$9
	0303B	HQ Multiple Action Corrector	3	$22
	0304B	HQ Multiple Action Stimulator	3	$24
	0305B	HQ Skin Lightener w/SPF 20	3	$17
	0306B	Mild Skin Health Kit (Item #’s 0307B-0311B)		$80
	0307B	Mild Gentle Cleanser	3	$9
	0308B	Mild Balancing Toner	3	$9
	0309B	Mild Multiple Action Corrector	3	$20
	0310B	Mild Multiple Action Stimulator	3	$22
	0311B	Mild Sun Protection w/SPF 20	3	$15
	0312B	Eye Cream	3	$25
	0313B	HQ Spot Fader	3	$15
	0314B	Day Moisturizer	3	$15
	0315B	Night Moisturizer	3	$20
NU-DERM	0010A	Cleanser I	12	$12
	0013A	Toner I	12	$12
	0016A	Cleanser II	12	$12
	0012A	Toner II	12	$12
	0018A	Basic II	12	$21
	0019A	Clear II	12	$23
	0007A	Sunfader I	12	$17.50
	0005A	Sunfader II	12	$17.50
	0002A	Tolereen	12	$18
	0006A	Exfoderm	12	$20
	0008A	Action	12	$15
	0014A	Eye Cream		$25
	0011A	Oil Free Moisturizer		$18
	0015A	Normal Moisturizer		$13
	0017A	Enriched Moisturizer		$13
	0038A	Action Plus		$20
	0009A	Complex V		$150
	0070A	Bacitracin		$8
	0071A	Dermasol		$7.50
	0097A	Prepak Program I		$254
	0089A	Prepak Program II		$259
	0029A	Pre-Op Laser Kit		$39
	0030A	Post-Op Laser Kit		$39
	0031A	Travel Kit		$39

					TOTAL

*OM=ORDER MULTIPLES

ORDER FORM

WorldWide Products, Inc.
2060 East Alosta Avenue, Suite 103
Glendora, California 91740
Phone: (818) 857-7650
Fax: (818) 857-7652
Customer Service: (800) 636-SKIN

Order Information

DATE

ORDER TAKEN BY

ORDER PLACED BY

NAME

ADDRESS

CITY

STATE	ZIP

PHONE

Shipping Instructions

☐ Ground	☐ Overnight

☐ 2 Day	☐ 3 Day

☐ Other

Method of Payment

☐ Visa	☐ MasterCard

CREDIT CARD NUMBER

EXPIRATION DATE

SIGNATURE

☐ Direct Bill (Terms: Net 30 days)

☐ Check (Please make checks payable to Worldwide Products, Inc.)

Thank you for your order!

Merchandise Ordered

	ITEM #	DESCRIPTION	PRICE	QTY	TOTAL PRICE
BLUE-PEEL	0201S	Blue Peel Video	N/C		N/C
	0202S	Blue Peel Prescription Pad	N/C		N/C
	0203S	Blue Peel Technical Card	N/C		N/C
	0204S	Blue Peel Take One Brochure	N/C		N/C
	0205S	Blue Peel Consent Form	N/C		N/C
	0206S	Blue Peel Mixing Cup	N/C		N/C
	0207S	Blue Peel Training Manual	N/C		N/C
	0208S	Blue Peel Physician Brochure	N/C		N/C
	0210S	Blue Peel Post Card	N/C		N/C
SKIN HEALTH	0319B	HQ Program I System Card	N/C		N/C
	0320B	HQ Program II System Card	N/C		N/C
	0321B	Mild System Card	N/C		N/C
	0322B	Skin Health Display Unit	N/C		N/C
	0323B	Skin Health Post Card	N/C		N/C
	0324B	Skin Health Take One Brochure	N/C		N/C
	0325B	Skin Health Physician Brochure	N/C		N/C
NU-DERM	0101A	Nu-Derm Patient Information Brochure	N/C		N/C
	0100A	Nu-Derm Patient System Card	N/C		N/C
	0074A	Nu-Derm Patient Instruction Booklet	N/C		N/C
	0075A	Nu-Derm Take One Brochure	N/C		N/C
	0081A	Nu-Derm Take One Brochure Holder	N/C		N/C
	0102A	Nu-Derm Physician Information Brochure	N/C		N/C
	0073A	Nu-Derm Training Manual	N/C		N/C
	0077A	Nu-Derm Post Card	N/C		N/C
	0092A	Nu-Derm Line Display	N/C		N/C
	0076A	Nu-Derm Slides: Before & After	N/C		N/C
	0083A	Nu-Derm Photos: Before & After	N/C		N/C
	0080A	Nu-Derm Staff Training Video	N/C		N/C
	0078A	Nu-Derm Waiting Room Video	N/C		N/C
	0079A	Nu-Derm Patient Take Home Video	N/C		N/C
OTHER	0087A	Obagi Folder	N/C		N/C
	0088A	Obagi Printed Bag	N/C		N/C

Chinese Physicians Ordering with CNO inside CNO territory

Dr. Philip Hone 1850 S. Azusa Ave., #60 Hacienda Hts., CA 91745 626-810-0706	Dr. Nick Lee 328 N. Garfield Ave., #C Monterey Park, CA 91754 626-280-5000

Dr. Shyh-Mine Lii 3859 N. Rosemead Blvd. Rosemead, CA 91770	Dr. Tony Shum 600 N. Garfield Ave., #307 Monterey Park, CA 91754

Dr. Hung Chuen Yeung 15940 Halliburton Road Hacienda Hts., CA 91745 626-968-2442

Chinese Physicians outside CNO territory that have ordered with CNO.

Dr. Choa Chan 1422 Hillcrest Avenue Glendale, CA 91202	Dr. Li Ching Chen 17801 Arvida Drive Granada Hills, CA 91344 818-368-1808

Dr. Chin Cha Cheng 17822 Beach Blvd., #230 Huntington Bch, CA 92647 714-848-3565	Dr. Steven Cheng 1000 Dove St., #250 Newport Bch, CA 949-622-6969

Dr. Tzong Y. Hwang 12146 South St., Unit B Artesia, CA 90701 562-809-0288	Dr. Long Way Tsai 12225 South St., #101 Artesia, CA 90701 562-865-4141

Dr. Gideon Lowe 625 Fair Oaks Ave., #344 S. Pasadena, CA 91030 818-441-2554	Dr. George Sun 624 W. Duarte Rd., #101 Arcadia, CA 91007 626-447-8828

Dr. Jeffrey Roberts 1535 W. Merced #300 W. Covina, CA 91790

Chinese Physicians inside CNO territory that is ordering with OMP

Dr. Grace Liu 2219 S. Hacienda Blvd., #208 Hacienda Hts, CA 91745 626-333-6380	Dr. Max Chiou 210 N. Garfield Ave., #300 Monterey Park, CA 91754 626-573-9875

Dr. Francis Sheng 500 N. Garfield Ave., #206 Monterey Park, CA 91754 626-288-8000	Dr. Jinng Wang 11511 E. Garvey Avenue El Monte, CA 91732 626-443-8891

Dr. Robert Wang 210 N. Garfield Ave., Ste 302 Monterey Park, CA 91754 626-280-5311